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                                                                   EXHIBIT 10.55
                               November 10, 1992




Mr. Gary L. Clark
Kaiser Aluminum & Chemical Corporation/MAXXAM Inc.
5847 San Felipe, Suite 2600
Houston, TX 77057

Dear Gary:

         When countersigned by you and delivered to me, this letter shall witness and constitute an agreement between you, Kaiser Aluminum & Chemical Corporation ("KACC"), and MAXXAM Inc. ("MAXXAM") upon the terms herein stated. KACC and MAXXAM are collectively referred to herein as the "Company."

         You have agreed to transfer to and serve, beginning January 1, 1993 as the Vice President-Finance and Administration of The Pacific Lumber Company
(PL), an affiliate of KACC and MAXXAM, and to otherwise render services in accordance with the terms of that certain Employment Agreement between PL and you which became effective as of October 1, 1992.

         You have agreed to resign all of your officer positions at KACC and MAXXAM and all of their non-PL subsidiaries and affiliates as of September 30, 1992 or such other dates on or prior to December 31, 1992 as such respective corporations may prefer.

         You have also agreed during your employment with PL, to consult with the Company concerning its treasury functions and other financial functions with which you have experience and expertise, from time to time, on a part time basis not to exceed 15 hours in any one calendar month.

         In consideration for your consultancy to the Company, KACC and MAXXAM hereby respectively agree as follows:

         1. KACC agrees to advance the cost of your move to Scotia, California and such other benefits as are provided in accordance with KACC's executive relocation policy for transferred employees plus, if not otherwise provided
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                 for, your out of pocket costs of reasonable travel and
                 temporary lodging expenses directly caused by your move to Scotia, subject to the reimbursement to KACC of such advances by PL;

         2. KACC shall treat your KACC pension and Plan B benefits in accordance with and otherwise adhere to the terms of that certain memorandum dated December 21, 1992 to you from Joe Bonn, a copy of which is hereto attached;

         3. The Company agrees to permit you to move to Scotia, California in October, 1992 and to then begin to become acquainted with your new duties at PL and to begin to reduce your KACC and MAXXAM duties;

         4. KACC agrees to continue your employment by KACC through December 31, 1992 for all benefit plan purposes, and to pay you appropriately for all accrued and unused vacation carried through December 31, 1992, and to consider payment of a bonus for the 1992 employment year as if you were a continuing employee of KACC;

         5. KACC agrees to pay your accrued benefits under the KACC Middle Management Incentive Plan ("MM Plan") following termination of your participation therein on December 31, 1992, subject to any amendment to such plan made as of December 31, 1992 or earlier;

         6. KACC agrees to pay you $7,000 per annum and MAXXAM agrees to pay you $7,000 per annum for an aggregate of $14,000 per annum payable by KACC and MAXXAM, in respective lump sum payments, in advance on or about January 1 of each year during the term hereof; provided, however, that as respects each of KACC and MAXXAM, you shall return a prorata portion of such annual payment for any calendar year in which, for any reason other than your death, this consulting agreement is terminated prior to year end;

         It is understood that your KACC and MAXXAM consultancy shall be severable and shall be coterminous with your employment at PL unless otherwise agreed in writing. I have executed two originals of this letter Agreement. If acceptable, please sign both, retain one for your records and return the other to me.





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                                           Yours truly,

                                           KAISER ALUMINUM & CHEMICAL
                                           CORPORATION

                                           By: /s/ John M. Seidl
                                              --------------------------------
                                              John M. Seidl, Chairman

                                           MAXXAM INC.

                                           By: /s/ John M. Seidl
                                              --------------------------------
                                              John M. Seidl, President

Understood and Agreed to

/s/ Gary L. Clark
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Gary L. Clark